UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2011

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101
Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 6, 2011, the Board of Directors of Comprehensive Care Corporation (“CompCare” or the “Company”) approved the appointment of Robert R. Kulbick, age 63, to serve as the President of the Company effective November 28, 2011. Mr. Kulbick is a graduate of the United States Military Academy, West Point, and holds an MBA from the University of Scranton. Mr. Kulbick brings to CompCare over three decades of experience as an entrepreneur and senior executive. Most recently, from 2010 to 2011, Mr. Kulbick was President of ProCare Rx, Inc., a national pharmacy benefit management company. Prior to this, from 2007 to 2009, he served as Chief Marketing Officer of Cypress Care, Inc., a provider of pharmacy benefit management and other health related services. In addition to former roles as President and CEO of RSK Co. and Crawford Integrated Services, two of the nation’s largest third party administrators, Mr. Kulbick also held senior leadership positions at ACE, AIG, and other national companies.

Mr. Kulbick will receive a salary of $300,000 per annum and a signing bonus of $50,000. Mr. Kulbick has not entered into a written employment agreement with the Company. Mr. Kulbick will receive a grant of options to purchase shares of the Company’s common stock at a later date, which grant shall be disclosed at such time. Mr. Kulbick will report to the Chairman and Chief Executive Officer, Clark A. Marcus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

Date: November 10, 2011	By:	/s/ Robert J. Landis
Robert J. Landis
Acting Chief Financial Officer and Chief Accounting Officer